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                                                               EXHIBIT 99.1


     Philadelphia, May 8, 1996 - Sun Company, Inc. (NYSE: SUN) announced that a draft disclosure as to Transok, Inc., a subsidiary of Central and South West Corporation (CSW), was inadvertently included in its Form 10-Q for the quarter ended March 31, 1996, filed earlier today. Although Sun and a partner had discussions with CSW regarding the acquisition of Transok, no agreement was reached and the parties are not currently in discussions regarding Transok. Sun is correcting this inadvertent disclosure by filing an amendment to the Form 10-Q for the quarter ended March 31, 1996.